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                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use of our report dated October 17, 2000, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust Strategic Small-Cap Portfolio 2000-1 (Registration Statement No. 333-43326), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.





Grant Thornton LLP
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Grant Thornton LLP
Chicago, Illinois
October 17, 2000